PRESS RELEASE

Occidental Announces 4th Quarter 2022 Results

•Announced enhanced shareholder return framework including a new $3.0 billion share repurchase authorization and 38% increase to common dividend
•Completed $3.0 billion share repurchase program with $562 million of repurchases in the fourth quarter, bringing total year repurchases to 47.7 million shares
•Repaid $1.1 billion of debt and retired $450 million of interest rate swaps during the fourth quarter, with total year debt repayments of over $10.5 billion, representing 37% of total outstanding principal
•OxyChem exceeded guidance with pre-tax earnings of $457 million, establishing record year pre-tax earnings of $2.5 billion
•Cash flow from continuing operations of $4.0 billion and cash flow from continuing operations before working capital of $4.1 billion
•Capital spending of $1.5 billion, resulting in quarterly free cash flow before working capital of $2.6 billion
•Earnings per diluted share of $1.74 and adjusted earnings per diluted share of $1.61
•Worldwide year-end proved reserves of 3.8 billion BOE, with reserves replacement of 172% and finding and development costs of $6.60 per BOE

HOUSTON — February 27, 2023 — Occidental (NYSE: OXY) today announced net income attributable to common stockholders for the fourth quarter of 2022 of $1.7 billion, or $1.74 per diluted share, and adjusted income attributable to common stockholders of $1.6 billion, or $1.61 per diluted share. Fourth quarter after-tax items affecting comparability of $127 million included a non-cash tax benefit adjustment of $123 million related to a post-Anadarko acquisition reorganization of legal entities.

"Our fourth quarter of 2022 performance capped a year of strong results, in which we set operational records across our U.S. Onshore, Gulf of Mexico and International oil and gas businesses, while OxyChem delivered record earnings,” said President and Chief Executive Officer Vicki Hollub. "Our operational success drove the financial achievements that enabled us to complete our $3.0 billion share repurchase program and deliver substantial balance sheet improvements. Our teams are well positioned to maintain this operational success, as we continue to focus on delivering value for our shareholders in 2023 through our recently authorized $3.0 billion share repurchase program and a 38% increase to our sustainable dividend."

QUARTERLY RESULTS
Oil and Gas
Oil and gas pre-tax income on continuing operations for the fourth quarter was $2.5 billion, compared to pre-tax income of $3.3 billion for the third quarter of 2022. The fourth quarter results included $46 million of gains on sales of assets. Excluding items affecting comparability, fourth quarter oil and gas income declined due to lower worldwide crude oil and natural gas liquids (NGL) and domestic natural gas prices and higher exploration expenses, partially offset by higher crude oil sales volumes. For the fourth quarter of 2022, average WTI and Brent marker prices were $82.65 per barrel and $88.68 per barrel, respectively. Average worldwide realized crude oil prices decreased by approximately 12% from the prior quarter to $83.64 per barrel. Average worldwide realized natural gas liquids (NGL) prices decreased by approximately 25% from the prior quarter to $26.35 per barrel. Average domestic realized gas prices decreased by approximately 37% from the prior quarter to $4.45 per Mcf.

Total average global production from continuing operations of 1,227 thousand of barrels of oil equivalent per day (Mboed) for the fourth quarter came within the midpoint of guidance. Permian, Rockies & Other Domestic, Gulf of Mexico and International average daily production volumes all came within guidance at 565 Mboed, 272 Mboed, 150 Mboed and 240 Mboed, respectively.

Oil and Gas Proved Reserves
As of December 31, 2022, Occidental's worldwide proved reserves totaled 3.8 billion barrels of oil equivalent (BOE), compared to 3.5 billion BOE for the same period in the prior year. Proved reserve additions were mainly driven by positive revisions associated to infill development projects of 335 million BOE, primarily in the Permian and DJ Basins, and extensions and discoveries of 176 million BOE, mostly in the Delaware Basin, along with improved recovery of 89 million BOE, mostly in the Permian EOR business. Other revisions of 139 million BOE are primarily related to positive price revisions.

OxyChem
Chemical pre-tax income of $457 million for the fourth quarter exceeded guidance. Compared to prior quarter income of $580 million, fourth quarter results reflected declining polyvinyl (PVC) prices and lower volumes across most product lines, partially offset by favorable raw materials costs, primarily for ethylene and energy.

Midstream and Marketing
Midstream and marketing pre-tax loss for the fourth quarter was $45 million, compared to income of $104 million for the third quarter of 2022. The fourth quarter results included $73 million of derivative losses and $36 million of gains on sales of assets. WES equity income for the fourth quarter was $169 million. Excluding items affecting comparability, the decrease in midstream and marketing pre-tax fourth quarter results reflected the timing impact of crude oil sales in the marketing business and the seasonal impact of the power business, partially offset by higher gas marketing margins from transportation capacity optimization.

Supplemental Non-GAAP Measures

This press release refers to adjusted income (loss), cash flow from continuing operations before working capital and free cash flow, which are supplemental measures not calculated in accordance with generally accepted accounting principles in the United States (GAAP). These Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to the comparable GAAP financial measures. Definitions of adjusted income (loss) and a reconciliation to net income (loss), along with cash flow from continuing operations before working capital and free cash flow and a reconciliation to the comparable GAAP financial measures, are included in the financial schedules of this press release. Occidental’s definition of adjusted income (loss), cash flow from continuing operations before working capital and free cash flow may differ from similarly titled measures provided by other companies in our industry and as a result may not be comparable.

This press release also refers to finding and development costs (F&D Costs) and reserves replacement ratio, which are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental's definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable. F&D Costs - All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs - Organic is F&D Costs - All-In excluding both the property acquisition costs and purchase of minerals in place, and F&D Costs - Program Additions further excludes price and other revisions that are not infills. Reserves Replacement - All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves Replacement - Organic is Reserves Replacement - All-In, excluding purchases and sales of minerals in place for the year. Reserves Replacement - Program Additions further excludes price and other revisions that are not infills.

About Occidental
Occidental is an international energy company with assets primarily in the United States, the Middle East and North Africa. We are one of the largest oil producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon management to advance a lower-carbon world. Visit oxy.com for more information.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about Occidental’s expectations, beliefs, plans or forecasts. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, and they include, but are not limited to: any projections of earnings, revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations, business strategy or financial position; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” "commit," "advance," “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Although Occidental believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results may differ from anticipated results, sometimes materially. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: general economic conditions, including slowdowns and recessions, domestically or internationally; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings; the scope and duration of the global or regional health pandemics or epidemics, including the COVID-19 pandemic and ongoing actions taken by governmental authorities and other third parties in response to the pandemic; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations and volatility; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of Occidental's proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental's ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects; Occidental's ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; volatility in the securities, capital or credit markets; governmental actions, war (including the Russia-Ukraine war) and political conditions and events; environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws, and regulations, and litigation (including the potential liability for remedial actions or assessments under existing or future laws, regulations and litigation); legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, deep-water and onshore drilling and permitting regulations and environmental regulations (including regulations related to climate change); Occidental's ability to recognize intended benefits from its business strategies and initiatives, such as Occidental's low carbon ventures businesses or announced greenhouse gas emissions reduction targets or net-zero goals; potential liability resulting from pending or future litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity; the creditworthiness and performance of Occidental's counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation, and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates; and actions by third parties that are beyond Occidental's control.

Additional information concerning these and other factors that may cause Occidental's results of operations and financial position to differ from expectations can be found in Occidental’s other filings with the U.S. Securities and Exchange Commission, including Occidental’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contacts

Media	Investors
Eric Moses	Neil Backhouse
713-497-2017	713-366-5604
eric_moses@oxy.com	neil_backhouse@oxy.com

Occidental Petroleum Corporation
Fourth Quarter and Full-Year 2022
Earnings Release Schedules Index

Schedule # and Description

1.Summary Highlights
2.Items Affecting Comparability Detail
•Before Tax Allocations
•After Tax Allocations
3.Segment Results Before Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
4.Segment Results After Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
•Reconciliation - Diluted EPS
5.Consolidated Condensed Statements of Operations
6.Consolidated Condensed Balance Sheets
7.Consolidated Condensed Statements of Cash Flows
•Detail of Capital Expenditures and Depreciation, Depletion and Amortization
8.Oil & Gas Net Production Volumes Per Day
•MBOE/D
•By Commodity
9.Oil & Gas Net Sales Volumes Per Day and Realized Prices
•MBOE/D
•Realized Prices and Related Index Prices
10.Oil and Gas Metrics
11.Reserves Replacement and Multi-Year Data - Worldwide
12.Reserves Replacement and Multi-Year Data - United States Only
13.Proved Oil Reserves
14.Proved NGL Reserves
15.Proved Natural Gas Reserves
16.Total Proved Reserves
17.Costs Incurred

SCHEDULE 1
Occidental Petroleum Corporation
Summary Highlights

		2021					2022
Quarterly		Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Net Income (Loss) ($ millions)
Reported income (loss) attributable to common stockholders		$(346)	$(97)	$628	$1,337	$1,522	$4,676	$3,555	$2,546	$1,727	$12,504
Reported EPS - Diluted ($/share)		$(0.36)	$(0.10)	$0.65	$1.37	$1.58	$4.65	$3.47	$2.52	$1.74	$12.40
Effective tax rate on reported income (loss) (%)		5%	30%	32%	23%	25%	(58)%	25%	25%	20%	6%

Adjusted income (loss) attributable to common stockholders (Non-GAAP)	(a)	$(136)	$311	$836	$1,448	$2,459	$2,127	$3,240	$2,465	$1,600	$9,432
Adjusted EPS - Diluted (Non-GAAP) ($/share)	(b)	$(0.15)	$0.32	$0.87	$1.48	$2.55	$2.12	$3.16	$2.44	$1.61	$9.35
Effective tax rate on adjusted income (loss) (%)		(327)%	31%	30%	27%	27%	25%	25%	26%	25%	25%

Average Shares Outstanding - Reported Income (Loss)
Basic (millions)		933.1	934.2	935.4	936.5	935.0	936.7	939.2	922.0	905.7	926.2
Diluted (millions)		947.9	934.2	957.7	972.7	958.8	997.7	1,018.3	1,002.5	990.5	1,002.0

Average Shares Outstanding - Adjusted Income (Loss)	(b)
Basic (millions)		933.1	934.2	935.4	936.5	935.0	936.7	939.2	922.0	905.7	926.2
Diluted (millions)		933.1	956.8	957.7	972.7	958.8	936.7	1,018.3	1,002.5	990.5	1,002.0

Daily Production Volumes
Total US (MBOE/D)		904	961	918	952	933	896	919	944	987	937
US Oil (MBBL/D)		488	517	483	506	498	483	495	508	542	507
Worldwide - Reported (MBOE/D)		1,139	1,225	1,176	1,192	1,183	1,079	1,147	1,180	1,227	1,159
Worldwide - Continuing Operations (MBOE/D)		1,117	1,203	1,160	1,189	1,167	1,079	1,147	1,180	1,227	1,159
Worldwide Sales - Continuing Operations (MBOE/D)		1,113	1,199	1,158	1,193	1,166	1,074	1,150	1,179	1,230	1,159

Commodity Price Realizations
Worldwide oil ($/BBL)		$55.65	$64.18	$68.74	$75.39	$66.14	$91.91	$107.72	$94.89	$83.64	$94.36
Worldwide NGL ($/BOE)		$23.44	$25.06	$34.01	$36.52	$30.01	$39.61	$42.04	$35.22	$26.35	$35.48
Domestic gas ($/MCF)		$2.56	$2.59	$3.35	$4.64	$3.30	$4.17	$6.25	$7.06	$4.45	$5.48

Cash Flows - Continuing Operations ($ millions)
Operating cash flow before working capital (Non-GAAP)	(c)	$2,135	$2,710	$2,967	$3,867	$11,679	$4,178	$5,148	$4,700	$4,109	$18,135
Working capital changes		$(1,347)	$614	$(57)	$(636)	$(1,426)	$(939)	$181	$(433)	$(134)	$(1,325)
Operating cash flow		$788	$3,324	$2,910	$3,231	$10,253	$3,239	$5,329	$4,267	$3,975	$16,810
Capital expenditures		$(579)	$(698)	$(656)	$(937)	$(2,870)	$(858)	$(972)	$(1,147)	$(1,520)	$(4,497)

		2021					2022
Year-to-date		Mar	Jun	Sep	Dec		Mar	Jun	Sep	Dec
Net Income (Loss) ($ millions)
Reported income (loss) attributable to common stockholders		$(346)	$(443)	$185	$1,522		$4,676	$8,231	$10,777	$12,504
Reported EPS - Diluted ($/share)		$(0.36)	$(0.47)	$0.19	$1.58		$4.65	$8.11	$10.64	$12.40
Effective tax rate on reported income (loss) (%)		1%	13%	27%	25%		(58)%	(7)%	3%	6%

Adjusted income (loss) attributable to common stockholders (Non-GAAP)	(a)	$(136)	$175	$1,011	$2,459		$2,127	$5,367	$7,832	$9,432
Adjusted EPS - Diluted (Non-GAAP) ($/share)	(b)	$(0.15)	$0.18	$1.05	$2.55		$2.12	$5.29	$7.74	$9.35
Effective tax rate on adjusted income (loss) (%)		(327)%	24%	28%	27%		25%	25%	25%	25%

Average Shares Outstanding - Reported Income
Basic (millions)		933.1	933.8	934.4	935.0		936.7	933.8	933.0	926.2
Diluted (millions)		947.9	933.8	954.2	958.8		997.7	1,007.5	1,005.9	1,002.0

Average Shares Outstanding - Adjusted Income	(b)
Basic (millions)		933.1	933.8	934.4	935.0		936.7	938.3	933.0	926.2
Diluted (millions)		933.1	952.4	954.2	958.8		997.7	1,007.5	1,005.9	1,002.0

Daily Production Volumes
Total US (MBOE/D)		904	932	927	933,000,000		896	907	920	937
US Oil (MBBL/D)		488	502	496	498		483	489	495	507
Worldwide - Reported (MBOE/D)		1,139	1,182	1,180	1,183,000,000		1,079	1,113	1,136	1,159
Worldwide - Continuing Operations (MBOE/D)		1,117	1,160	1,160	1,167,000,000		1,079	1,113	1,136	1,159
Worldwide Sales - Continuing Operations (MBOE/D)		1,113	1,156	1,157	1,166		1,074	1,112	1,135	1,159

Commodity Price Realizations
Worldwide Oil ($/BBL)		$55.65	$60.05	$62.94	$66.14		$91.91	$100.10	$98.30	$94.36
Worldwide NGL ($/BOE)		$23.44	$24.31	$27.68	$30.01		$39.61	$40.90	$38.85	$35.48
Domestic Gas ($/MCF)		$2.56	$2.58	$2.84	$3.30		$4.17	$5.20	$5.83	$5.48

Cash Flows - Continuing Operations ($ millions)
Operating cash flows before working capital (Non-GAAP)	(c)	$2,135	$4,845	$7,812	$11,679		$4,178	$9,326	$14,026	$18,135
Working capital changes		$(1,347)	$(733)	$(790)	$(1,426)		$(939)	$(758)	$(1,191)	$(1,325)
Operating cash flow		$788	$4,112	$7,022	$10,253		$3,239	$8,568	$12,835	$16,810
Capital expenditures		(579)	(1,277)	(1,933)	(2,870)		(858)	(1,830)	(2,977)	(4,497)

(a) See schedule 3 for non-GAAP reconciliation.
(b) See schedule 4 for Non-GAAP reconciliation. The adjusted diluted EPS (Non-GAAP) calculations include the dilutive effect of potential common shares since Occidental generated adjusted income for the three and six months ended June 30, 2021. For the three and six months ended June 30, 2021, dilutive securities for adjusted diluted EPS were 22.6 million and 18.6 million, respectively, resulting in total dilutive weighted-average shares of 956.8 million and 952.4 million shares, respectively. The reported EPS (GAAP) calculations do not include dilutive effect of potential common shares as their effect is anti-dilutive since Occidental generated net losses from continuing operations.
(c) See schedule 7 for non-GAAP reconciliation.

SCHEDULE 2
Occidental Petroleum Corporation
Items Affecting Comparability Detail
(amounts in millions)

	2021					2022
Before Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Asset impairments	$(135)	$(21)	$(17)	$(109)	$(282)	$—	$—	$—	$—	$—
Asset sales gains, net	—	—	14	13	27	125	12	10	1	148
Oil, gas and CO2 derivative losses, net	(40)	(140)	(97)	(3)	(280)	—	—	—	—	—
Total Domestic	(175)	(161)	(100)	(99)	(535)	125	12	10	1	148
International
Asset sales gains (losses), net	—	—	(12)	55	43	—	10	—	45	55
Total International	—	—	(12)	55	43	—	10	—	45	55
Total Oil and Gas	(175)	(161)	(112)	(44)	(492)	125	22	10	46	203

Chemical
No items affecting comparability	—	—	—	—	—	—	—	—	—	—
Total Chemical	—	—	—	—	—	—	—	—	—	—

Midstream & Marketing
Asset sales gains, net	102	22	—	—	124	—	—	62	36	98
Asset impairments	—	—	—	(21)	(21)	—	—	—	—	—
Derivative gains (losses), net	15	(180)	(11)	(76)	(252)	(198)	96	(84)	(73)	(259)
Total Midstream & Marketing	117	(158)	(11)	(97)	(149)	(198)	96	(22)	(37)	(161)

Corporate
Anadarko acquisition-related costs	(41)	(52)	(29)	(31)	(153)	(65)	(13)	(4)	(7)	(89)
Interest rate swap gains (losses), net	399	(223)	(26)	(28)	122	135	127	70	(15)	317
Maxus environmental reserve adjustment	—	—	—	—	—	—	(22)	—	—	(22)
Early debt extinguishment	—	—	(88)	(30)	(118)	(18)	179	(18)	6	149
Total Corporate	358	(275)	(143)	(89)	(149)	52	271	48	(16)	355

Income tax impact of legal entity reorganization	—	—	—	—	—	2,594	—	—	123	2,717
Foreign entity reorganization tax benefit	—	—	—	—	—	—	—	42	—	42
Exploration license expiration tax benefit	—	—	—	—	—	—	13	10	—	23
State tax rate revaluation	—	55	—	88	143	(29)	—	—	—	(29)
Income taxes	(65)	128	60	55	178	5	(87)	(7)	11	(78)
Income (loss) from continuing operations	235	(411)	(206)	(87)	(469)	2,549	315	81	127	3,072
Discontinued operations, net of taxes (a)	(445)	3	(2)	(24)	(468)	—	—	—	—	—
Total	$(210)	$(408)	$(208)	$(111)	$(937)	$2,549	$315	$81	$127	$3,072

	2021					2022
After Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Asset impairments	$(106)	$(16)	$(12)	$(90)	$(224)	$—	$—	$—	$—	$—
Asset sales gains, net	—	—	11	10	21	98	9	8	—	115
Oil, gas and CO2 derivative losses, net	(31)	(110)	(75)	(2)	(218)	—	—	—	—	—
Total Domestic	(137)	(126)	(76)	(82)	(421)	98	9	8	—	115
International
Asset sales gains (losses), net	0	0	-12	55	43	0	6	0	46	52
Total International	—	—	(12)	55	43	—	6	—	46	52
Total Oil and Gas	(137)	(126)	(88)	(27)	(378)	98	15	8	46	167

Chemical
No items affecting comparability	—	—	—	—	—	—	—	—	—	—
Total Chemical	0	0	0	0	0	0	0	0	0	0

Midstream & Marketing
Asset sales gains (losses), net	79	17	1	(2)	95	—	—	49	28	77
Asset impairments	0	0	0	-16	-16	0	0	0	0	0
Derivative gains (losses), net	12	-141	-8	-60	-197	-155	75	-66	-57	-203
Total Midstream & Marketing	91	(124)	(7)	(78)	(118)	(155)	75	(17)	(29)	(126)

Corporate
Anadarko acquisition-related costs	(31)	(41)	(23)	(26)	(121)	(51)	(10)	(3)	(6)	(70)
Interest rate swap gains (losses), net	312	-175	-19	-21	97	106	99	55	-12	248
Maxus environmental reserve adjustment	0	0	0	0	0	0	-17	0	0	-17
Early debt extinguishment	—	—	(69)	(23)	(92)	(14)	140	(14)	5	117
Total Corporate	281	(216)	(111)	(70)	(116)	41	212	38	(13)	278

Income tax impact of legal entity reorganization	—	—	—	—	—	2,594	—	—	123	2,717
Foreign entity reorganization tax benefit	—	—	—	—	—	—	—	42	—	42
Exploration license expiration tax benefit	—	—	—	—	—	—	13	10	—	23
State tax rate revaluation	—	55	—	88	143	(29)	—	—	—	(29)
Income (loss) from continuing operations	235	(411)	(206)	(87)	(469)	2,549	315	81	127	3,072
Discontinued operations, net of taxes	(445)	3	(2)	(24)	(468)	—	—	—	—	—
Total	$(210)	$(408)	$(208)	$(111)	$(937)	$2,549	$315	$81	$127	$3,072

SCHEDULE 3
Occidental Petroleum Corporation
Segment Results Before Tax Allocations
(amounts in millions, except per share and effective tax rate amounts)

	2021					2022
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(214)	$367	$1,078	$1,669	$2,900	$2,546	$3,322	$2,646	$1,925	$10,439
International	180	350	420	547	1,497	377	798	746	659	2,580
Exploration	(28)	(86)	(31)	(107)	(252)	(25)	(26)	(47)	(118)	(216)
Total Oil & Gas	(62)	631	1,467	2,109	4,145	2,898	4,094	3,345	2,466	12,803
Chemical	251	312	407	574	1,544	671	800	580	457	2,508
Midstream & Marketing	282	(30)	20	(15)	257	(50)	264	104	(45)	273
Segment income	471	913	1,894	2,668	5,946	3,519	5,158	4,029	2,878	15,584
Corporate
Interest	(395)	(385)	(449)	(385)	(1,614)	(371)	(114)	(285)	(260)	(1,030)
Other	239	(385)	(228)	(253)	(627)	(65)	(58)	(96)	(218)	(437)
Income from continuing operations before taxes	315	143	1,217	2,030	3,705	3,083	4,986	3,648	2,400	14,117
Taxes
Federal and state	102	8	(151)	(206)	(247)	2,037	(916)	(599)	(274)	248
International	(118)	(51)	(236)	(263)	(668)	(244)	(315)	(303)	(199)	(1,061)
Income from continuing operations	299	100	830	1,561	2,790	4,876	3,755	2,746	1,927	13,304
Discontinued operations, net of taxes	(445)	3	(2)	(24)	(468)	—	—	—	—	—
Net income (loss)	(146)	103	828	1,537	2,322	4,876	3,755	2,746	1,927	13,304
Less: Preferred stock dividends	(200)	(200)	(200)	(200)	(800)	(200)	(200)	(200)	(200)	(800)
Net income (loss) attributable to common stockholders	$(346)	$(97)	$628	$1,337	$1,522	$4,676	$3,555	$2,546	$1,727	$12,504
Reported diluted income (loss) per share	$(0.36)	$(0.10)	$0.65	$1.37	$1.58	$4.65	$3.47	$2.52	$1.74	$12.40
Effective Tax Rate	5%	30%	32%	23%	25%	(58)%	25%	25%	20%	6%

Items Affecting Comparability	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(175)	$(161)	$(100)	$(99)	$(535)	$125	$12	$10	$1	$148
International	—	—	(12)	55	43	—	10	—	45	55
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	(175)	(161)	(112)	(44)	(492)	125	22	10	46	203
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	117	(158)	(11)	(97)	(149)	(198)	96	(22)	(37)	(161)
Segment income (loss)	(58)	(319)	(123)	(141)	(641)	(73)	118	(12)	9	42
Corporate
Interest	—	—	(88)	(30)	(118)	(18)	179	(18)	6	149
Other	358	(275)	(55)	(59)	(31)	70	92	66	(22)	206
Income (loss) from continuing operations before taxes	300	(594)	(266)	(230)	(790)	(21)	389	36	(7)	397
Taxes
Federal and state	(65)	183	60	143	321	2,570	(70)	45	133	2,678
International	—	—	—	—	—	—	(4)	—	1	(3)
Income (loss) from continuing operations	235	(411)	(206)	(87)	(469)	2,549	315	81	127	3,072
Discontinued operations, net of taxes	(445)	3	(2)	(24)	(468)	—	—	—	—	—
Net loss	(210)	(408)	(208)	(111)	(937)	2,549	315	81	127	3,072
Less: Preferred stock dividends	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to common stockholders	$(210)	$(408)	$(208)	$(111)	$(937)	$2,549	$315	$81	$127	$3,072

Adjusted Income (Loss) (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(39)	$528	$1,178	$1,768	$3,435	$2,421	$3,310	$2,636	$1,924	$10,291
International	180	350	432	492	1,454	377	788	746	614	2,525
Exploration	(28)	(86)	(31)	(107)	(252)	(25)	(26)	(47)	(118)	(216)
Total Oil & Gas	113	792	1,579	2,153	4,637	2,773	4,072	3,335	2,420	12,600
Chemical	251	312	407	574	1,544	671	800	580	457	2,508
Midstream & Marketing	165	128	31	82	406	148	168	126	(8)	434
Adjusted segment income	529	1,232	2,017	2,809	6,587	3,592	5,040	4,041	2,869	15,542
Corporate
Interest	(395)	(385)	(361)	(355)	(1,496)	(353)	(293)	(267)	(266)	(1,179)
Other	(119)	(110)	(173)	(194)	(596)	(135)	(150)	(162)	(196)	(643)
Adjusted income from continuing operations before taxes	15	737	1,483	2,260	4,495	3,104	4,597	3,612	2,407	13,720
Taxes
Federal and state	167	(175)	(211)	(349)	(568)	(533)	(846)	(644)	(407)	(2,430)
International	(118)	(51)	(236)	(263)	(668)	(244)	(311)	(303)	(200)	(1,058)
Adjusted income	64	511	1,036	1,648	3,259	2,327	3,440	2,665	1,800	10,232
Less: Preferred stock dividends	(200)	(200)	(200)	(200)	(800)	(200)	(200)	(200)	(200)	(800)
Adjusted income (loss) attributable to common stockholders	$(136)	$311	$836	$1,448	$2,459	$2,127	$3,240	$2,465	$1,600	$9,432
Adjusted diluted earnings (loss) per share (Non-GAAP)	$(0.15)	$0.32	$0.87	$1.48	$2.55	$2.12	$3.16	$2.44	$1.61	$9.35
Effective Tax Rate	(327)%	31%	30%	27%	27%	25%	25%	26%	25%	25%
(a) Non-GAAP Measure Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

SCHEDULE 4
Occidental Petroleum Corporation
Segment Results After Tax Allocations
(Amounts in millions, except per share and effective tax rate amounts)

	2021					2022
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(167)	$286	$841	$1,302	$2,262	$1,986	$2,591	$2,065	$1,501	$8,143
International	69	193	252	339	853	184	466	459	448	1,557
Exploration	(23)	(72)	(26)	(96)	(217)	(23)	(24)	(37)	(102)	(186)
Total Oil & Gas	(121)	407	1,067	1,545	2,898	2,147	3,033	2,487	1,847	9,514
Chemical	193	240	314	440	1,187	519	620	449	348	1,936
Midstream & Marketing	251	(3)	35	5	288	(70)	247	83	(25)	235
Segment income	323	644	1,416	1,990	4,373	2,596	3,900	3,019	2,170	11,685
Corporate
Interest	(395)	(385)	(449)	(385)	(1,614)	(367)	(114)	(285)	(260)	(1,026)
Other	162	(271)	(228)	(253)	(590)	(65)	(104)	(96)	(218)	(483)
Taxes	209	112	91	209	621	2,712	73	108	235	3,128
Income from continuing operations	299	100	830	1,561	2,790	4,876	3,755	2,746	1,927	13,304
Discontinued operations, net of taxes	(445)	3	(2)	(24)	(468)	—	—	—	—	—
Net income (loss)	(146)	103	828	1,537	2,322	4,876	3,755	2,746	1,927	13,304
Less: Preferred stock dividends	(200)	(200)	(200)	(200)	(800)	(200)	(200)	(200)	(200)	(800)
Net income (loss) attributable to common stockholders	$(346)	$(97)	$628	$1,337	$1,522	$4,676	$3,555	$2,546	$1,727	$12,504

Reported diluted income (loss) per share	$(0.36)	$(0.10)	$0.65	$1.37	$1.58	$4.65	$3.47	$2.52	$1.74	$12.40

Items Affecting Comparability	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(137)	$(126)	$(76)	$(82)	$(421)	$98	$9	$8	$—	$115
International	—	—	(12)	55	43	—	6	—	46	52
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	(137)	(126)	(88)	(27)	(378)	98	15	8	46	167
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	91	(124)	(7)	(78)	(118)	(155)	75	(17)	(29)	(126)
Segment income (loss)	(46)	(250)	(95)	(105)	(496)	(57)	90	(9)	17	41
Corporate
Interest	—	—	(69)	(23)	(92)	(14)	140	(14)	5	117
Other	281	(216)	(42)	(47)	(24)	55	72	52	(18)	161
Taxes	—	55	—	88	143	2,565	13	52	123	2,753
Income (loss) from continuing operations	235	(411)	(206)	(87)	(469)	2,549	315	81	127	3,072
Discontinued operations, net of taxes	(445)	3	(2)	(24)	(468)	—	—	—	—	—
Net income (loss)	(210)	(408)	(208)	(111)	(937)	2,549	315	81	127	3,072
Less: Preferred stock dividends	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to common stockholders	$(210)	$(408)	$(208)	$(111)	$(937)	$2,549	$315	$81	$127	$3,072

Adjusted Income (Loss) (Non-GAAP)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(30)	$412	$917	$1,384	$2,683	$1,888	$2,582	$2,057	$1,501	$8,028
International	69	193	264	284	810	184	460	459	402	1,505
Exploration	(23)	(72)	(26)	(96)	(217)	(23)	(24)	(37)	(102)	(186)
Total Oil & Gas	16	533	1,155	1,572	3,276	2,049	3,018	2,479	1,801	9,347
Chemical	193	240	314	440	1,187	519	620	449	348	1,936
Midstream & Marketing	160	121	42	83	406	85	172	100	4	361
Segment income	369	894	1,511	2,095	4,869	2,653	3,810	3,028	2,153	11,644
Corporate
Interest	(395)	(385)	(380)	(362)	(1,522)	(353)	(254)	(271)	(265)	(1,143)
Other	(119)	(55)	(186)	(206)	(566)	(120)	(176)	(148)	(200)	(644)
Taxes	209	57	91	121	478	147	60	56	112	375
Income from continuing operations	64	511	1,036	1,648	3,259	2,327	3,440	2,665	1,800	10,232
Less: Preferred stock dividends	(200)	(200)	(200)	(200)	(800)	(200)	(200)	(200)	(200)	(800)
Adjusted income (loss) attributable to common stockholders	$(136)	$311	$836	$1,448	$2,459	$2,127	$3,240	$2,465	$1,600	$9,432

Adjusted diluted earnings (loss) per share (Non-GAAP)	$(0.15)	$0.32	$0.87	$1.48	$2.55	$2.12	$3.16	$2.44	$1.61	$9.35

Reconciliation - Diluted Earnings (Loss) Per Share (a)
Reported Diluted Earnings (Loss) Per Share (GAAP)	$(0.36)	$(0.10)	$0.65	$1.37	$1.58	$4.65	$3.47	$2.52	$1.74	$12.40
After-Tax Adjustments for Items Affecting Comparability
Oil & Gas
Domestic	$(0.14)	$(0.13)	$(0.08)	$(0.08)	$(0.43)	$0.09	$0.01	$0.01	$—	$0.11
International	—	—	(0.01)	0.06	0.04	—	0.01	—	0.05	0.05
Exploration	—	—	—	—	—	—	—	—	—	—
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	0.10	(0.13)	(0.01)	(0.08)	(0.12)	(0.16)	0.08	(0.02)	(0.03)	(0.13)
Corporate
Interest	—	—	(0.07)	(0.02)	(0.09)	(0.02)	0.14	(0.01)	0.01	0.12
Other	0.30	(0.22)	(0.04)	(0.06)	(0.03)	0.05	0.07	0.05	(0.02)	0.16
Taxes	—	0.06	—	0.09	0.15	2.57	—	0.05	0.12	2.74
Discontinued Operations	(0.47)	—	—	(0.02)	(0.49)	—	—	—	—	—
Total After-Tax Adjustments for Items Affecting Comparability	$(0.21)	$(0.42)	$(0.21)	$(0.11)	$(0.97)	$2.53	$0.31	$0.08	$0.13	$3.05

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP)	$(0.15)	$0.32	$0.86	$1.48	$2.55	$2.12	$3.16	$2.44	$1.61	$9.35

Average Diluted Shares Outstanding - Reported (millions)	947.9	934.2	957.7	972.7	958.8	997.7	1,018.3	1,002.5	990.5	1,002.0
(a) The adjusted diluted EPS (Non-GAAP) calculations include the dilutive effect of potential common stocks since Occidental generated adjusted income for the three and six months ended June 30, 2021. For the three and six months ended June 30, 2021, dilutive securities for adjusted diluted EPS were 22.6 million and 18.6 million, respectively, resulting in total dilutive weighted-average shares of 956.8 million and 952.4 million shares, respectively. The reported EPS (GAAP) calculations do not include dilutive effect of potential common stocks as their effect is anti-dilutive since Occidental generated net losses from continuing operations.

SCHEDULE 5
Occidental Petroleum Corporation
Consolidated Condensed Statements of Operations
(amounts in millions, except per-share amounts)

	2021					2022
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
REVENUES AND OTHER INCOME
Net sales
Oil & Gas	$5,060	$2,040	$2,989	$2,977	$13,066	$6,075	$7,696	$7,098	$6,296	$27,165
Chemical	962	846	937	988	3,733	1,684	1,909	1,691	1,473	6,757
Midstream & Marketing	790	204	364	410	1,768	882	1,474	1,005	775	4,136
Eliminations	(199)	(162)	(182)	(215)	(758)	(292)	(403)	(404)	(325)	(1,424)
Total	6,613	2,928	4,108	4,160	17,809	8,349	10,676	9,390	8,219	36,634
Interest, dividends and other income	34	33	21	30	118	49	36	37	31	153
Gains (losses) on sale of assets, net	7	15	(846)	(842)	(1,666)	135	23	74	76	308
Total	6,654	2,976	3,283	3,348	16,261	8,533	10,735	9,501	8,326	37,095

COSTS AND OTHER DEDUCTIONS
Oil and gas operating expense	776	712	829	843	3,160	864	1,005	1,056	1,103	$4,028
Transportation and gathering expense	329	364	360	366	1,419	347	364	378	386	1,475
Chemical and midstream costs of sales	594	676	731	771	2,772	818	835	835	785	3,273
Purchased commodities	558	487	588	675	2,308	811	1,031	785	660	3,287
Selling, general and administrative	166	177	240	280	863	196	244	247	258	945
Other operating and non-operating expense	258	248	256	303	1,065	299	291	319	362	1,271
Taxes other than on income	210	244	289	262	1,005	335	426	427	360	1,548
Depreciation, depletion and amortization	2,194	2,371	1,916	1,966	8,447	1,643	1,728	1,736	1,819	6,926
Asset impairments and other charges	135	21	17	131	304	—	—	—	—	—
Anadarko acquisition-related costs	41	52	29	31	153	65	13	4	7	89
Exploration expense	28	86	31	107	252	25	26	47	118	216
Interest and debt expense, net	395	385	449	385	1,614	371	114	285	260	1,030
Total	5,684	5,823	5,735	6,120	23,362	5,774	6,077	6,119	6,118	24,088
INCOME (LOSS) BEFORE INCOME TAXES AND OTHER ITEMS	(205)	187	1,080	1,890	2,952	2,759	4,658	3,382	2,208	13,007
OTHER ITEMS
Gains (losses) on interest rate swaps and warrants, net	399	(223)	(26)	(28)	122	135	127	70	(15)	317
Income from equity investments	121	179	163	168	631	189	201	196	207	793
Total	520	(44)	137	140	753	324	328	266	192	1,110
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	315	143	1,217	2,030	3,705	3,083	4,986	3,648	2,400	14,117
Income tax benefit (expense)	(16)	(43)	(387)	(469)	(915)	1,793	(1,231)	(902)	(473)	(813)
INCOME FROM CONTINUING OPERATIONS	299	100	830	1,561	2,790	4,876	3,755	2,746	1,927	13,304
Discontinued operations, net of taxes	(445)	3	(2)	(24)	(468)	—	—	—	—	—
NET INCOME (LOSS)	(146)	103	828	1,537	2,322	4,876	3,755	2,746	1,927	13,304
Less: Preferred stock dividend	(200)	(200)	(200)	(200)	(800)	(200)	(200)	(200)	(200)	(800)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(346)	$(97)	$628	$1,337	$1,522	$4,676	$3,555	$2,546	$1,727	12,504

EARNINGS PER SHARE
BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.11	$(0.11)	$0.67	$1.44	$2.12	$4.96	$3.76	$2.74	$1.90	$13.41
Discontinued operations, net	(0.48)	0.01	—	(0.02)	(0.50)	—	—	—	—	—
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.37)	$(0.10)	$0.67	$1.42	$1.62	$4.96	$3.76	$2.74	$1.90	$13.41

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.36)	$(0.10)	$0.65	$1.37	$1.58	$4.65	$3.47	$2.52	$1.74	$12.40

DIVIDENDS PER COMMON SHARE	$0.01	$0.01	$0.01	$0.01	$0.04	$0.13	$0.13	$0.13	$0.13	$0.52

AVERAGE COMMON SHARES OUTSTANDING
BASIC	933.1	934.2	935.4	936.5	935.0	936.7	939.2	922.0	905.7	926.2
DILUTED	947.9	934.2	957.7	972.7	958.8	997.7	1,018.3	1,002.5	990.5	1002.0

INCOME TAX BENEFIT (EXPENSE)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
CURRENT
Federal	30	(30)	(170)	(3)	(173)	(215)	(640)	(297)	(120)	(1,272)
State and local	(10)	21	(23)	(24)	(36)	(34)	(50)	(43)	22	(105)
International	(117)	(165)	(174)	(204)	(660)	(198)	(338)	(290)	(254)	(1,080)
Total	(97)	(174)	(367)	(231)	(869)	(447)	(1,028)	(630)	(352)	(2,457)
DEFERRED
Federal	78	(62)	19	(226)	(191)	2,213	(231)	(264)	(150)	1,568
State and local	4	79	23	47	153	73	5	5	(26)	57
International	(1)	114	(62)	(59)	(8)	(46)	23	(13)	55	19
Total	81	131	(20)	(238)	(46)	2,240	(203)	(272)	(121)	1,644
TOTAL INCOME TAX BENEFIT (EXPENSE)	(16)	(43)	(387)	(469)	(915)	1,793	(1,231)	(902)	(473)	(813)

SCHEDULE 6
Occidental Petroleum Corporation
Consolidated Condensed Balance Sheets
(amounts in millions)

	2021				2022
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
CURRENT ASSETS
Cash and cash equivalents	$2,270	$4,569	$2,059	$2,764	$1,909	$1,362	$1,233	$984
Trade receivables, net	3,046	3,288	3,477	4,208	5,434	6,350	4,046	4,281
Inventories	2,173	1,837	1,773	1,846	1,406	1,564	1,937	2,059
Assets held for sale	1,249	1,774	1,098	72	—	—	—	—
Other current assets	1,336	1,376	1,492	1,321	1,309	1,132	1,533	1,562
Total current assets	10,074	12,844	9,899	10,211	10,058	10,408	8,749	8,886

INVESTMENTS IN UNCONSOLIDATED ENTITIES	3,170	3,249	3,266	2,938	3,015	3,328	3,156	3,176

PROPERTY, PLANT AND EQUIPMENT
Gross property, plant and equipment	119,278	116,566	117,192	118,157	117,542	118,301	119,454	120,734
Accumulated depreciation, depletion and amortization	(55,205)	(54,720)	(56,548)	(58,227)	(58,313)	(59,728)	(61,183)	(62,350)
Net property, plant and equipment	64,073	61,846	60,644	59,930	59,229	58,573	58,271	58,384

OPERATING LEASE ASSETS	949	860	804	726	689	721	825	903
LONG-TERM RECEIVABLES AND OTHER ASSETS, NET	1,089	1,138	1,145	1,231	1,231	1,191	1,143	1,260
TOTAL ASSETS	$79,355	$79,937	$75,758	$75,036	$74,222	$74,221	$72,144	$72,609

CURRENT LIABILITIES
Current maturities of long-term debt	$559	$651	$780	$186	$507	$459	$546	$165
Current operating lease liabilities	369	331	265	186	173	178	248	273
Accounts payable	3,416	3,544	3,713	3,899	4,664	5,197	3,715	4,029
Accrued liabilities	3,566	4,325	3,654	4,046	3,356	3,896	3,426	3,290
Liabilities of assets held for sale	721	735	714	7	—	—	—	—
Total current liabilities	8,631	9,586	9,126	8,324	8,700	9,730	7,935	7,757

LONG-TERM DEBT, NET	35,466	35,352	30,915	29,431	25,865	21,743	20,478	19,670

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	6,941	6,808	6,825	7,039	4,806	5,020	5,304	5,512
Asset retirement obligations	4,030	3,949	3,942	3,687	3,634	3,600	3,553	3,636
Pension and postretirement obligations	1,553	1,551	1,595	1,540	1,541	1,513	1,427	1,055
Environmental remediation liabilities	1,029	1,020	1,000	944	933	918	893	905
Operating lease liabilities	628	583	593	585	558	589	616	657
Other	2,777	2,844	2,889	3,159	3,278	3,278	3,218	3,332
Total deferred credits and other liabilities	16,958	16,755	16,844	16,954	14,750	14,918	15,011	15,097
EQUITY
Preferred stock, $1.00 per share par value	9,762	9,762	9,762	9,762	9,762	9,762	9,762	9,762
Common stock, $0.20 per share par value	217	217	217	217	217	218	220	220
Treasury stock	(10,668)	(10,668)	(10,668)	(10,673)	(10,709)	(11,391)	(13,192)	(13,772)
Additional paid-in capital	16,585	16,638	16,692	16,749	16,785	16,914	17,129	17,181
Retained earnings	2,639	2,533	3,152	4,480	9,032	12,462	14,888	16,499
Accumulated other comprehensive income (loss)	(235)	(238)	(282)	(208)	(180)	(135)	(87)	195
Total equity	18,300	18,244	18,873	20,327	24,907	27,830	28,720	30,085

TOTAL LIABILITIES AND EQUITY	$79,355	$79,937	$75,758	$75,036	$74,222	$74,221	$72,144	$72,609

SCHEDULE 7
Occidental Petroleum Corporation
Consolidated Condensed Statements of Cash Flows and Detail of CAPEX and DD&A
(amounts in millions)

	2021					2022
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
OPERATING CASH FLOW FROM CONTINUING OPERATIONS
Net income (loss)	$(146)	$103	$828	$1,537	$2,322	$4,876	$3,755	$2,746	$1,927	$13,304
Depreciation, depletion and amortization (see detail below)	2,194	2,371	1,916	1,966	8,447	1,643	1,728	1,736	1,819	6,926
Deferred income tax provision (benefit)	(81)	(131)	20	238	46	(2,240)	203	272	121	(1,644)
Asset impairments and other non-cash charges, net	168	367	203	126	864	(101)	(538)	(54)	242	(451)
Operating cash flow from continuing operations before working capital (NON-GAAP) (see below) (a)	2,135	2,710	2,967	3,867	11,679	4,178	5,148	4,700	4,109	18,135
Working capital changes	(1,347)	614	(57)	(636)	(1,426)	(939)	181	(433)	(134)	(1,325)
Operating cash flow from continuing operations (GAAP)	788	3,324	2,910	3,231	10,253	3,239	5,329	4,267	3,975	16,810

INVESTING CASH FLOW FROM CONTINUING OPERATIONS
Capital expenditures (see detail below)	(579)	(698)	(656)	(937)	(2,870)	(858)	(972)	(1,147)	(1,520)	(4,497)
Payments for purchases of assets and businesses	(105)	(8)	(9)	(309)	(431)	(29)	(280)	(157)	(524)	(990)
Sales of assets, net	496	7	502	619	1,624	267	57	238	22	584
Changes in capital accrual	(75)	(19)	11	180	97	(39)	(29)	70	145	147
Other investing activities	(10)	(17)	6	427	406	(3)	(69)	(23)	(21)	(116)
Investing cash flow from continuing operations	(273)	(735)	(146)	(20)	(1,174)	(662)	(1,293)	(1,019)	(1,898)	(4,872)

FINANCING CASH FLOW FROM CONTINUING OPERATIONS
Cash dividends paid	(211)	(209)	(210)	(209)	(839)	(216)	(323)	(324)	(321)	(1,184)
Purchases of treasury stock	(3)	—	—	(5)	(8)	(36)	(532)	(1,899)	(632)	(3,099)
Payments of debt	(174)	—	(4,381)	(2,279)	(6,834)	(3,259)	(3,849)	(1,217)	(1,159)	(9,484)
Other financing activities	36	(50)	(831)	(38)	(883)	82	118	70	(218)	52
Financing cash flow from continuing operations	(352)	(259)	(5,422)	(2,531)	(8,564)	(3,429)	(4,586)	(3,370)	(2,330)	(13,715)

Cash Flow From Discontinued Operations	111	(32)	186	(171)	94	—	—	—	—	—

Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents	274	2,298	(2,472)	509	609	(852)	(550)	(122)	(253)	(1,777)
Cash and cash equivalents and restricted cash and restricted cash equivalents - beginning of period	2,194	2,468	4,766	2,294	2,194	2,803	1,951	1,401	1,279	2,803
Cash and cash equivalents and restricted cash and cash equivalents - end of period	$2,468	$4,766	$2,294	$2,803	$2,803	$1,951	$1,401	$1,279	$1,026	$1,026

Capital Expenditures	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas	(513)	(599)	(561)	(736)	(2,409)	(753)	(849)	(1,000)	(1,242)	(3,844)
Chemical	(47)	(67)	(60)	(134)	(308)	(37)	(62)	(68)	(155)	(322)
Midstream & Marketing	(17)	(24)	(26)	(39)	(106)	(62)	(47)	(69)	(90)	(268)
Corporate	(2)	(8)	(9)	(28)	(47)	(6)	(14)	(10)	(33)	(63)
Total Capital Expenditures	$(579)	$(698)	$(656)	$(937)	$(2,870)	$(858)	$(972)	$(1,147)	$(1,520)	$(4,497)

Depreciation, Depletion and Amortization	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
United States	$1,852	$2,024	$1,561	$1,616	$7,053	$1,347	$1,403	$1,406	$1,452	$5,608
International	166	174	173	174	687	117	143	145	166	571
Chemical	84	84	91	85	344	88	89	90	103	370
Midstream & Marketing	82	80	81	82	325	82	83	82	81	328
Corporate	10	9	10	9	38	9	10	13	17	49
Total Depreciation, Depletion and Amortization	$2,194	$2,371	$1,916	$1,966	$8,447	$1,643	$1,728	$1,736	$1,819	$6,926

Free Cash Flow (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Operating cash flow from continuing operations (GAAP)	$788	$3,324	$2,910	$3,231	$10,253	$3,239	$5,329	$4,267	$3,975	$16,810
Plus: Working capital and other, net	1,347	(614)	57	636	1,426	939	(181)	433	134	1,325
Operating cash flow from continuing operations before working capital (Non-GAAP)	2,135	2,710	2,967	3,867	11,679	4,178	5,148	4,700	4,109	18,135
Less: Capital Expenditures (GAAP)	(579)	(698)	(656)	(937)	(2,870)	(858)	(972)	(1,147)	(1,520)	(4,497)
Free Cash Flow (Non-GAAP)	$1,556	$2,012	$2,311	$2,930	$8,809	$3,320	$4,176	$3,553	$2,589	$13,638

(a) Non-GAAP Measures. Operating cash flow before working capital and free cash flow are non-GAAP measures. Occidental defines operating cash flow before working capital as operating cash flow from continuing operations less working capital and free cash flow as operating cash flow before working capital less capital expenditures. These non-GAAP measures are not meant to disassociate those items from management's performance, but rather are meant to provide useful information to investors interested in comparing Occidental's performance between periods. Reported operating cash flow from continuing operations is considered representative of management's performance over the long term, and operating cash flow before working capital and free cash flow are not considered to be alternatives to reported operating cash flow in accordance with GAAP.

SCHEDULE 8
Occidental Petroleum Corporation
Oil & Gas Net Production Volumes Per Day by Geographical Locations
TOTAL REPORTED PRODUCTION

	2021					2022
REPORTED NET MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
United States
Permian	457	504	499	490	487	472	493	523	565	513
Rockies & Other Domestic	296	308	292	313	302	286	279	270	272	277
Gulf of Mexico	151	149	127	149	144	138	147	151	150	147
Total	904	961	918	952	933	896	919	944	987	937

International
Algeria & Other International	39	43	46	48	44	36	53	52	48	47
Al Hosn	57	81	83	81	76	45	76	84	86	73
Dolphin	38	42	40	38	40	34	37	38	39	37
Oman	79	76	73	70	74	68	62	62	67	65
Total	213	242	242	237	234	183	228	236	240	222

TOTAL CONTINUING OPERATIONS PRODUCTION	1,117	1,203	1,160	1,189	1,167	1,079	1,147	1,180	1,227	1,159

OPERATIONS EXITED OR EXITING	22	22	16	3	16	—	—	—	—	—

TOTAL REPORTED PRODUCTION	1,139	1,225	1,176	1,192	1,183	1,079	1,147	1,180	1,227	1,159

REPORTED NET PRODUCTION
VOLUMES PER DAY BY COMMODITY:
United States
Oil (MBBL)
Permian	271	297	292	284	286	280	291	303	337	303
Rockies & Other Domestic	92	96	85	99	93	89	82	79	79	82
Gulf of Mexico	125	124	106	123	119	114	122	126	126	122
Total	488	517	483	506	498	483	495	508	542	507
NGL (MBBL)
Permian	97	113	116	114	110	108	114	126	130	119
Rockies & Other Domestic	92	100	94	100	97	92	100	96	97	97
Gulf of Mexico	11	11	9	11	10	10	11	11	11	11
Total	200	224	219	225	217	210	225	233	238	227
Natural Gas (MMCF)
Permian	531	563	548	551	548	504	528	561	590	545
Rockies & Other Domestic	673	674	675	684	676	632	582	572	575	590
Gulf of Mexico	90	85	72	88	84	83	81	84	79	81
Total	1,294	1,322	1,295	1,323	1,308	1,219	1,191	1,217	1,244	1,216

International
Oil (MBBL)
Algeria and Other International	36	39	42	43	40	33	47	44	41	42
Al Hosn	10	14	14	14	13	8	13	14	14	12
Dolphin	6	7	6	6	7	5	6	6	6	6
Oman	64	62	61	58	61	57	50	50	56	53
Total	116	122	123	121	121	103	116	114	117	113
NGL (MBBL)
Algeria and Other International	2	3	3	4	3	1	4	5	5	4
Al Hosn	18	25	26	25	24	14	23	26	27	23
Dolphin	8	8	8	8	8	7	8	8	8	7
Total	28	36	37	37	35	22	35	39	40	34
Natural Gas (MMCF)
Algeria and Other International	7	7	7	7	7	10	13	15	14	13
Al Hosn	174	252	255	253	234	139	237	265	268	227
Dolphin	146	160	154	146	150	130	141	146	148	142
Oman	89	83	77	69	80	69	71	70	68	69
Total	416	502	493	475	471	348	462	496	498	451

SCHEDULE 9
Occidental Petroleum Corporation
Oil & Gas Net Sales Volumes Per Day and Realized Prices by Geographical Locations

	2021					2022
NET SALES MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

United States	904	961	918	952	933	896	919	944	987	937

International
Algeria and Other International	36	39	45	52	43	36	51	53	51	48
Al Hosn	57	81	82	81	76	46	76	84	85	73
Dolphin	37	42	40	38	40	33	37	38	39	37
Oman	79	76	73	70	74	63	67	60	68	64
Total	209	238	240	241	233	178	231	235	243	222

TOTAL CONTINUING OPERATIONS SALES	1,113	1,199	1,158	1,193	1,166	1,074	1,150	1,179	1,230	1,159

OPERATIONS EXITED OR EXITING	28	9	36	—	18	—	—	—	—	—

TOTAL REPORTED SALES	1,141	1,208	1,194	1,193	1,184	1,074	1,150	1,179	1,230	1,159

REALIZED PRICES
United States
Oil ($/BBL)	$56.18	$64.39	$68.76	$75.78	$66.39	$93.23	$108.64	$93.43	$82.41	$94.12
NGL ($/BBL)	$23.62	$25.33	$35.20	$37.43	$30.62	$40.60	$42.80	$35.04	$25.43	$35.69
Natural Gas ($/MCF)	$2.56	$2.59	$3.35	$4.64	$3.30	$4.17	$6.25	$7.06	$4.45	$5.48

International
Oil ($/BBL)	$53.39	$63.26	$68.65	$73.79	$65.08	$85.42	$103.99	$101.46	$89.23	$95.46
NGL ($/BBL)	$22.11	$23.36	$26.85	$30.95	$26.13	$30.44	$36.92	$36.32	$31.69	$34.09
Natural Gas ($/MCF)	$1.70	$1.68	$1.68	$1.70	$1.69	$1.85	$1.89	$1.92	$1.89	$1.89

Total Worldwide
Oil ($/BBL)	$55.65	$64.18	$68.74	$75.39	$66.14	$91.91	$107.72	$94.89	$83.64	$94.36
NGL ($/BBL)	$23.44	$25.06	$34.01	$36.52	$30.01	$39.61	$42.04	$35.22	$26.35	$35.48
Natural Gas ($/MCF)	$2.36	$2.34	$2.89	$3.86	$2.87	$3.66	$5.03	$5.57	$3.72	$4.51

Index Prices
WTI Oil ($/BBL)	$57.84	$66.07	$70.56	$77.19	$67.91	$94.29	$108.41	$91.55	$82.65	$94.23
Brent Oil ($/BBL)	$61.10	$69.02	$73.23	$79.76	$70.78	$97.36	$111.69	$97.59	$88.68	$98.83
NYMEX Natural Gas ($/MCF)	$2.72	$2.76	$3.71	$5.27	$3.61	$4.16	$6.62	$7.86	$6.76	$6.35

Percentage of Index Prices
Worldwide oil as a percentage of WTI	96%	97%	97%	98%	97%	97%	99%	104%	101%	100%
Worldwide oil as a percentage of Brent	91%	93%	94%	95%	93%	94%	96%	97%	94%	95%
Worldwide NGL as a percentage of WTI	41%	38%	48%	47%	44%	42%	39%	38%	32%	38%
Worldwide NGL as a percentage of Brent	38%	36%	46%	46%	42%	41%	38%	36%	30%	36%
Domestic gas as a percentage of NYMEX	94%	94%	90%	88%	91%	100%	94%	90%	66%	86%

SCHEDULE 10
Occidental Petroleum Corporation
Oil & Gas Metrics

	2021					2022
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

Lease operating expenses ($/BOE)
United States	$7.20	$6.00	$7.37	$6.96	$6.87	$7.82	$8.99	$9.41	$9.36	$8.92
International	$11.83	$9.81	$9.53	$10.64	$10.41	$14.53	$12.05	$11.08	$11.29	$12.07
Total Oil and Gas	$8.07	$6.76	$7.82	$7.70	$7.58	$8.94	$9.60	$9.74	$9.74	$9.52

Transportation costs ($/BOE)
United States	$3.81	$3.96	$3.71	$3.85	$3.83	$3.87	$3.90	$3.90	$3.82	$3.87
Total Oil and Gas	$3.24	$3.31	$3.10	$3.23	$3.22	$3.38	$3.28	$3.30	$3.23	$3.29

Taxes other than on income ($/BOE)
United States	$2.11	$2.24	$2.72	$2.15	$2.30	$3.43	$3.97	$3.97	$3.11	$3.61
Total Oil and Gas	$2.06	$2.21	$2.68	$2.39	$2.34	$3.43	$4.05	$3.90	$3.15	$3.63

DD&A expense ($/BOE)
United States	$22.77	$23.16	$18.50	$18.45	$20.70	$16.71	$16.79	$16.17	$15.99	$16.40
International	$8.82	$7.98	$7.83	$7.89	$8.10	$7.32	$6.75	$6.75	$7.44	$7.05
Total Oil and Gas	$20.14	$20.14	$16.29	$16.32	$18.19	$15.15	$14.77	$14.30	$14.30	$14.61

G&A and other operating expenses ($/BOE)	$2.41	$2.37	$2.47	$2.82	$2.52	$3.05	$2.67	$3.03	$2.77	$2.88

O&G MTM Loss - Collars, Calls and CO2 ($ millions)	$40	$139	$97	$4	$280	$—	$—	$—	$—	$—

Exploration Expense ($ millions)
United States	$22	$64	$24	$48	$158	$9	$10	$23	$71	$113
International	6	22	7	59	94	16	16	24	47	103
Total Exploration Expense	$28	$86	$31	$107	$252	$25	$26	$47	$118	$216

Capital Expenditures ($ millions)
Permian	$(223)	$(277)	$(257)	$(331)	$(1,088)	$(381)	$(471)	$(629)	$(769)	$(2,250)
Rockies & Other Domestic	(122)	(112)	(108)	(109)	(451)	(87)	(115)	(107)	(117)	(426)
Gulf of Mexico	(73)	(66)	(66)	(103)	(308)	(120)	(86)	(93)	(107)	(406)
International	(84)	(88)	(103)	(124)	(399)	(108)	(108)	(99)	(124)	(439)
Exploration Drilling	(11)	(56)	(27)	(69)	(163)	(57)	(69)	(72)	(125)	(323)
Total Oil and Gas	$(513)	$(599)	$(561)	$(736)	$(2,409)	$(753)	$(849)	$(1,000)	$(1,242)	$(3,844)

SCHEDULE 11
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - Worldwide

WORLDWIDE		2022	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		335	181
Price and other revisions	(A)	139	92
Improved Recovery		89	100
Extensions and Discoveries		176	114
Total Organic	(B)	739	487
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	600	395

Purchases		10	19
Sales	(D)	(21)	(91)
Total Reserve Additions	(E)	728	415

Production	(F)	423	448

Costs Incurred ($ millions)
Property acquisition costs	(G)	$987	$508

Exploration costs		454	319
Development costs		3,506	2,470
Total Organic Costs	(H)	3,960	2,789

Total Costs Incurred	(I)=(G)+(H)	$4,947	$3,297

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$5.36	$5.73
Program Additions	(H)/(C)	$6.60	$7.06
All-In	(I)/[(E)-(D)]	$6.60	$6.52

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	175%	109%
Program Additions	(C)/(F)	142%	88%
All-In	(E)/(F)	172%	93%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Costs – All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs – Organic is F&D Costs – All-In excluding both the property acquisition costs and purchases of minerals in place, and F&D Costs – Program Additions further excludes price and other revisions that are not infills.
Reserves Replacement – All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic is Reserves Replacement – All-In, excluding purchases and sales of minerals in place for the year. Reserves Replacement – Program Additions further excludes price and other revisions that are not infills.

SCHEDULE 12
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - United States Only

UNITED STATES		2022	3-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		335	180
Price and other revisions	(A)	146	84
Improved Recovery		78	77
Extensions and Discoveries		166	109
Total Organic	(B)	725	450
Organic Excluding Price and Other Revisions	(C)=(B)-(A)	579	366

Purchases		10	19
Sales	(D)	(21)	(57)
Total Reserve Additions	(E)	714	412

Production	(F)	342	354

Costs Incurred ($ millions)
Property acquisition costs	(G)	$984	$487

Exploration costs		279	181
Development costs		3,083	2,051
Total Organic Costs	(H)	3,362	2,232

Total Costs Incurred	(I)=(G)+(H)	$4,346	$2,719

Finding & Development Costs per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$4.64	$4.96
Program Additions	(H)/(C)	$5.81	$6.10
All-In	(I)/[(E)-(D)]	$5.91	$5.80

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	212%	127%
Program Additions	(C)/(F)	169%	103%
All-In	(E)/(F)	209%	116%

Non-GAAP Measures
Finding and development costs (F&D Costs) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Costs– All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Costs – Organic is F&D Costs – All-In excluding both the property acquisition costs and purchases of minerals in place, and F&D Costs – Program Additions further excludes price and other revisions that are not infills.
Reserves Replacement – All-In is calculated by dividing the sum of proved reserves revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic is Reserves Replacement – All-In, excluding purchases and sales of minerals in place for the year. Reserves Replacement – Program Additions further excludes price and other revisions that are not infills.

SCHEDULE 13
Occidental Petroleum Corporation
Proved Oil Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2019	1,570	469	2,039
Revisions of previous estimates	(283)	(1)	(284)
Improved recovery	82	18	100
Extensions and discoveries	9	5	14
Purchases of proved reserves	2	—	2
Sales of proved reserves	(31)	(101)	(132)
Production	(205)	(59)	(264)
Balance at December 31, 2020	1,144	331	1,475
Revisions of previous estimates	382	4	386
Improved recovery	6	13	19
Extensions and discoveries	88	1	89
Purchases of proved reserves	33	—	33
Sales of proved reserves	(5)	—	(5)
Production	(182)	(44)	(226)
Balance at December 31, 2021	1,466	305	1,771
Revisions of previous estimates	215	(5)	210
Improved recovery	57	9	66
Extensions and discoveries	89	6	95
Purchases of proved reserves	7	—	7
Sales of proved reserves	(10)	—	(10)
Production	(185)	(41)	(226)
Balance at December 31, 2022	1,639	274	1,913

Proved Developed Reserves
December 31, 2019	1,206	371	1,577
December 31, 2020	917	251	1,168
December 31, 2021	1,140	226	1,366
December 31, 2022	1,208	200	1,408
Proved Undeveloped Reserves
December 31, 2019	364	98	462
December 31, 2020	227	80	307
December 31, 2021	326	79	405
December 31, 2022	431	74	505

SCHEDULE 14
Occidental Petroleum Corporation
Proved NGL Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2019	540	208	748
Revisions of previous estimates	(90)	10	(80)
Improved recovery	32	10	42
Extensions and discoveries	2	—	2
Purchases of proved reserves	1	—	1
Sales of proved reserves	(20)	—	(20)
Production	(81)	(13)	(94)
Balance at December 31, 2020	384	215	599
Revisions of previous estimates	227	(1)	226
Improved recovery	—	—	—
Extensions and discoveries	27	—	27
Purchases of proved reserves	7	—	7
Sales of proved reserves	(2)	—	(2)
Production	(79)	(12)	(91)
Balance at December 31, 2021	564	202	766
Revisions of previous estimates	126	2	128
Improved recovery	13	—	13
Extensions and discoveries	36	—	36
Purchases of proved reserves	2	—	2
Sales of proved reserves	(4)	—	(4)
Production	(83)	(12)	(95)
Balance at December 31, 2022	654	192	846

Proved Developed Reserves
December 31, 2019	406	147	553
December 31, 2020	314	138	452
December 31, 2021	433	125	558
December 31, 2022	444	120	564
Proved Undeveloped Reserves
December 31, 2019	134	61	195
December 31, 2020	70	77	147
December 31, 2021	131	77	208
December 31, 2022	210	72	282

SCHEDULE 15
Occidental Petroleum Corporation
Proved Natural Gas Reserves

	United
In billions of cubic feet (Bcf)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2019	4,128	2,572	6,700
Revisions of previous estimates	(823)	102	(721)
Improved recovery	183	103	286
Extensions and discoveries	38	—	38
Purchases of proved reserves	4	—	4
Sales of proved reserves	(523)	(9)	(532)
Production	(561)	(195)	(756)
Balance at December 31, 2020	2,446	2,573	5,019
Revisions of previous estimates	1,274	27	1,301
Improved recovery	3	3	6
Extensions and discoveries	176	—	176
Purchases of proved reserves	22	—	22
Sales of proved reserves	(25)	—	(25)
Production	(477)	(172)	(649)
Balance at December 31, 2021	3,419	2,431	5,850
Revisions of previous estimates	841	(30)	811
Improved recovery	51	17	68
Extensions and discoveries	244	23	267
Purchases of proved reserves	8	—	8
Sales of proved reserves	(45)	—	(45)
Production	(445)	(164)	(609)
Balance at December 31, 2022	4,073	2,277	6,350

Proved Developed Reserves
December 31, 2019	3,198	2,007	5,205
December 31, 2020	2,028	1,846	3,874
December 31, 2021	2,632	1,705	4,337
December 31, 2022	2,761	1,597	4,358
Proved Undeveloped Reserves
December 31, 2019	930	565	1,495
December 31, 2020	418	727	1,145
December 31, 2021	787	726	1,513
December 31, 2022	1,312	680	1,992

SCHEDULE 16
Occidental Petroleum Corporation
Total Proved Reserves

	United
In millions of barrels of oil equivalent (MMBOE) (a)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2019	2,798	1,106	3,904
Revisions of previous estimates	(510)	26	(484)
Improved recovery	145	45	190
Extensions and discoveries	17	5	22
Purchases of proved reserves	4	—	4
Sales of proved reserves	(138)	(103)	(241)
Production	(380)	(104)	(484)
Balance at December 31, 2020	1,936	975	2,911
Revisions of previous estimates	821	8	829
Improved recovery	7	13	20
Extensions and discoveries	144	1	145
Purchases of proved reserves	44	—	44
Sales of proved reserves	(11)	—	(11)
Production	(341)	(85)	(426)
Balance at December 31, 2021	2,600	912	3,512
Revisions of previous estimates	481	(7)	474
Improved recovery	78	11	89
Extensions and discoveries	166	10	176
Purchases of proved reserves	10	—	10
Sales of proved reserves	(21)	—	(21)
Production	(342)	(81)	(423)
Balance at December 31, 2022	2,972	845	3,817

Proved Developed Reserves
December 31, 2019	2,145	853	2,998
December 31, 2020	1,569	697	2,266
December 31, 2021	2,012	635	2,647
December 31, 2022	2,112	586	2,698
Proved Undeveloped Reserves
December 31, 2019	653	253	906
December 31, 2020	367	278	645
December 31, 2021	588	277	865
December 31, 2022	860	259	1,119

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

SCHEDULE 17
Occidental Petroleum Corporation
Costs Incurred

	United
Amounts in millions	States		International	Total
FOR THE YEAR ENDED DECEMBER 31, 2022
Property acquisition costs (a)	$984		$3	$987
Exploration costs	279		175	454
Development costs	3,083		423	3,506
Costs Incurred	$4,346	$4,346	$601	$4,947
FOR THE YEAR ENDED DECEMBER 31, 2021
Property acquisition costs	$429		$1	$430
Exploration costs	147		143	290
Development costs	1,749		366	2,115
Costs Incurred	$2,325	$2,325	$510	$2,835
FOR THE YEAR ENDED DECEMBER 31, 2020
Property acquisition costs	$48		$59	$107
Exploration costs	117		95	212
Development costs	1,376		466	1,842
Costs Incurred	$1,541		$620	$2,161

(a) Included approximately $340 million related to non-monetary exchanges.